Exhibit 99.2

Reser’s to Acquire Vaughan Foods

Beaverton, Ore. and MOORE, Okla., July 6, 2011 – Reser’s Fine Foods, Inc. and Vaughan Foods, Inc. (OTCBB:FOOD.OB), today announced that they have entered into an agreement for Reser’s to acquire Vaughan Foods for $18.25 million in cash. Vaughan’s Board of Directors has unanimously approved the transaction, which is subject to approval from Vaughan’s stockholders and other closing conditions, and is expected to close in the early fall 2011.

“Our Company is a family-owned business with a rich history of working closely with our employees, customers and suppliers. The synergies between Vaughan Foods, Inc. and Reser’s Fine Foods, Inc. will provide our valued customers with a wider range of today’s freshest foods. We look forward to partnering together as we move forward,” said Mark Reser, President and CEO of Reser’s Fine Foods.

Herb Grimes, chairman of the board and CEO of Vaughan Foods, said, “We are extremely pleased with the offer from Reser’s Fine Foods. We believe the offer benefits our employees, their families and our investors. After 50 years of business, Vaughan Foods has found within Reser’s a company that is growing at a strong pace. It is a company that will respect our legacy as a family-operated company that delivers the freshest products throughout the nation.”

Terms of Agreement

Under the terms of the agreement, Vaughan will become a subsidiary of Reser’s. Immediately following the closing, Vaughan stockholders will receive $1.58 per Vaughan share, which represents a 285 percent premium to the Vaughan closing stock price on May 13, 2011, the last trading day prior to the execution of the Term Sheet, when agreement was reached regarding the transaction consideration.

About Reser’s Fine Foods, Inc.

Reser’s Fine Foods is a fourth generation family-owned company. Based in Beaverton, Oregon, Reser’s has facilities located across the United States. Reser’s is an industry leader in salads, side dishes, dips, Mexican foods, and specialty products.  Sixty years after Mildred Reser perfected her world-famous potato salad, the company now serves up a variety of comfort food classics. From picnics, to tailgaters, to holiday entertaining, Reser’s is proud to be part of the extended American family. Founded in 1950 by Earl and Mildred Reser, the company remains privately owned and operated and committed to providing delicious comfort food classics.

About Vaughan Foods, Inc.

Vaughan Foods is an integrated manufacturer and distributor of value-added, refrigerated foods. We are uniquely able to distribute fresh-cut produce items along with a full array of value-added refrigerated prepared foods multiple times per week. Vaughan sells to both food service and retail sectors. Its products consist of fresh-cut vegetables, fresh-cut fruits, salad kits, prepared salads, dips, spreads, soups, sauces and side dishes. Vaughan’s primary manufacturing facility is in Moore, Okla. Its soups and sauces are manufactured in our facility in Fort Worth, Texas.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities or the solicitation of any vote or approval. This communication is being made in respect of the proposed transaction involving Reser’s Fine Foods, Inc. and Vaughan Foods, Inc., In connection with the proposed transaction, Vaughan will be filing documents with the SEC, including a preliminary and definitive proxy statement. Vaughan intends to mail the definitive proxy statement regarding the proposed merger to its stockholders. Before making any voting or investment decision, investors and stockholders are urged to read carefully in their entirety the proxy statement regarding the proposed transaction and any other relevant documents filed by Vaughan Foods, Inc. with the SEC when they become available because they will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website www.sec.gov, by accessing Vaughan’s website at www.vaughanfoods.com, under the heading "Investor Relations" and from Vaughan Foods, Inc., by directing a request to Vaughan Foods, Inc., 216 NE 12th Street, Moore, Oklahoma 73160, attention Investor Relations.

Reser’s Fine Foods, Inc. and Vaughan Foods, Inc., and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Vaughan Foods, Inc. directors and executive officers in its definitive proxy statement filed with the SEC on June 18, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from Vaughan Foods, Inc., using the contact information above.

Investor Relations Contact

Reser’s Fine Foods, Inc.

Paul Leavy
Chief Financial Officer
Reser’s Fine Foods, Inc.
503.643.6431
sarahh@resers.com

Vaughan Foods, Inc.

Cameron Associates
Paul Henning
212.554.5462
Paul@cameronassoc.com

Media Contact

Reser’s Fine Foods, Inc.

Paul Leavy
Chief Financial Officer
Reser’s Fine Foods, Inc.
503.643.6431
sarahh@resers.com

Vaughan Foods, Inc.

Chad Previch
Saxum
405.487.9249
cprevich@saxum.com